UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 17, 2026
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CoreWeave, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-42563	82-3060021
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
290 W Mt. Pleasant Ave., Suite 4100 Livingston, NJ		07039
(Address of registrant's principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (973) 270-9737
___________________________________
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.000005 par value per share	CRWV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Indenture and Notes

On September 22, 2026, CoreWeave, Inc. (“CoreWeave”) completed its previously announced upsized private offering of $4.2 billion aggregate principal amount of its 2.875% Convertible Senior Notes due 2033 (the “Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), including $500 million aggregate principal amount of Notes pursuant to the exercise in full of the initial purchasers’ option to purchase additional Notes. The Notes were issued pursuant to an Indenture, dated September 22, 2026 (the “Indenture”), among CoreWeave, the Guarantors (as defined below) party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Notes are general senior, unsecured obligations of CoreWeave. The Notes will be jointly and severally, fully and unconditionally guaranteed, on a senior, unsecured basis, by CoreWeave’s wholly owned subsidiaries that currently or in the future guarantee CoreWeave’s existing 9.250% senior notes due 2030, 9.000% senior notes due 2031, 9.750% senior notes due 2031, 9.625% senior notes due 2032, 8.500% senior notes due 2032, 1.75% convertible senior notes due 2031 and 1.75% convertible senior notes due 2032, as the same may be amended, extended, renewed, restated, supplemented or otherwise modified from time to time or refinanced in the form of new capital markets indebtedness (the “Guarantors”). The Notes bear interest at a rate of 2.875% per year, payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1 ,2027. The Notes will mature on April 1, 2033 (the “maturity date”), unless earlier converted, redeemed or repurchased. The Notes are convertible into cash, shares of CoreWeave’s Class A common stock or a combination of cash and shares of CoreWeave’s Class A common stock, at CoreWeave’s election.

Holders may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding January 3, 2033 only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on December 31, 2026 (and only during such fiscal quarter), if the closing price of CoreWeave’s Class A common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the closing price of CoreWeave’s Class A common stock and the conversion rate on each such trading day; (3) if CoreWeave calls such Notes for redemption, at any time prior to the close of business on the second business day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption; or (4) upon the occurrence of specified corporate events. On or after January 3, 2033 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes, regardless of the foregoing conditions. Upon conversion, CoreWeave will pay or deliver, as the case may be, cash, shares of its Class A common stock or a combination of cash and shares of its Class A common stock, at CoreWeave’s election.

The conversion rate will initially be 10.2194 shares of CoreWeave’s Class A common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $97.85 per share of CoreWeave’s Class A common stock). The initial conversion price of the Notes represents a premium of approximately 22.50% over the last reported sale price of CoreWeave’s Class A common stock on September 17, 2026. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture. In addition, following certain corporate events that occur prior to the maturity date, or if CoreWeave delivers a notice of redemption, CoreWeave will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called as provided in the Indenture) for redemption, as the case may be, subject to a maximum conversion rate of 12.5187 shares of CoreWeave’s Class A common stock per $1,000 principal amount of Notes. A maximum of 52,578,540 shares of CoreWeave’s Class A common stock may be issued upon conversion of the Notes in full, based on this maximum conversion rate, which is subject to customary adjustments set forth in the Indenture.

CoreWeave may redeem (a “provisional redemption”) for cash all or any portion of the Notes (subject to the partial redemption limitation set forth in the Indenture), at its option, on a redemption date occurring on or after April 5, 2030 and before the 26th scheduled trading day before the maturity date, but only if (i) (x) the Notes are “freely tradable” (as defined in the Indenture) as of the date CoreWeave sends the related notice of redemption, unless a “redemption cash settlement election” (as defined in the Indenture) applies, and (y) all accrued and unpaid additional interest, if any, has been paid in full as of the most recent interest payment date occurring on or before the date CoreWeave sends such notice of redemption; and (ii) the closing price of CoreWeave’s Class A common stock has been at least 130% of the conversion price then in effect for each of at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which CoreWeave provides notice of such redemption, during the 30 consecutive trading days ending on, and including, the trading day immediately preceding the date on which CoreWeave provides notice of such redemption. CoreWeave may also redeem (a “cleanup redemption”) for cash all, but not less than all, of the Notes, at its option, at any time, but only if (i) (x) the Notes are freely tradable as of the date CoreWeave sends the related notice of redemption, unless a redemption cash settlement election applies, and (y) all accrued and unpaid additional interest, if any, has been paid in full as of the most recent interest payment date occurring on or before the date CoreWeave sends such notice of redemption; and (ii) the aggregate principal amount of the Notes outstanding at the time CoreWeave sends such notice of redemption is less than $100.0 million. The redemption price for a provisional redemption or a cleanup redemption will equal 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If CoreWeave undergoes a “fundamental change” (as defined in the Indenture) prior to the maturity date, subject to a limited exception set forth in the Indenture, holders may require CoreWeave to repurchase for cash all or a portion of their Notes at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Notes will have customary provisions relating to the occurrence of “events of default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest that has accrued on the Notes, will be subject to a 30-day cure period); (ii) CoreWeave’s failure to send certain notices under the Indenture within specified periods of time; (iii) CoreWeave’s or a Guarantor’s failure to comply with certain covenants in the Indenture relating to CoreWeave’s or such Guarantor’s ability to consolidate with or merge with or into any other person, or convey, transfer, sell, lease or otherwise dispose of all or substantially all of the assets of CoreWeave’s or such Guarantor, as the case may be, to another person; (iv) a default in CoreWeave’s obligation to repurchase the Notes at the option of a holder upon a fundamental change; (v) a default by CoreWeave or any Guarantor in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (v) certain defaults by CoreWeave or any of its “significant subsidiaries” (as defined in the Indenture) (or any group of subsidiaries that, taken together, would constitute a significant subsidiary of CoreWeave) with respect to indebtedness for borrowed money of the greater of $200 million or 5% of “LTM EBITDA” (as defined in the Indenture) (subject to a 30-day cure period after notice is given in accordance with the Indenture); and (vi) certain events of bankruptcy, insolvency and reorganization involving CoreWeave, any Guarantor that is a significant subsidiary or any group of Guarantors that, taken together, would constitute a significant subsidiary of CoreWeave.

If an event of default (other than an event of default relating to specified events of bankruptcy, insolvency or reorganization of CoreWeave and not, for the avoidance of doubt, solely any subsidiary of CoreWeave) occurs and continues, the Trustee by notice to CoreWeave, or the holders of at least 30% in principal amount of the outstanding Notes by notice to CoreWeave and the Trustee, may declare the principal and accrued and unpaid interest on the outstanding Notes to be immediately due and payable. In case of specified events of bankruptcy, insolvency or reorganization involving CoreWeave, the principal and accrued and unpaid interest on the Notes will automatically become immediately due and payable. Notwithstanding the foregoing, the Indenture provides that, at CoreWeave’s option (exercised by notice to the holders prior to the occurrence of the applicable event of default), the sole remedy for an event of default relating to the failure by CoreWeave to comply with certain reporting covenants in the Indenture will, for the 365 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the Notes at an annual rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day that such event of default is continuing during the first 180 days after the occurrence of such an event of default and 0.50% per annum of the principal amount of the Notes outstanding from the 181st day to, and including, the 365th day following the occurrence of such event of default.

The Indenture provides that CoreWeave may not consolidate with or merge with or into any other person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of CoreWeave’s assets to another person, unless: (i) the resulting, surviving or transferee person is CoreWeave or, if not CoreWeave, is a “qualified successor entity” (as defined in the

Indenture) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the successor entity (if not CoreWeave) expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of CoreWeave’s obligations under the Notes and the Indenture; (ii) immediately after giving effect to such transaction, no default under the Indenture shall have occurred and be continuing; and (iii) CoreWeave shall have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that such transaction and such supplemental indenture (if any) comply with the Indenture.

The net proceeds from the offering were $4,137.0 million, after deducting the initial purchasers’ discounts but before deducting estimated offering expenses payable by CoreWeave. CoreWeave used a portion of the net proceeds from the offering to fund the cost of entering into the Capped Call Transactions (as defined below). CoreWeave intends to use the remainder of the net proceeds from the offering for general corporate purposes.

A copy of the Indenture and form of Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Capped Call Transactions

On September 17, 2026, in connection with the pricing of the offering of the Notes, CoreWeave entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with each of Barclays Bank PLC, represented by Barclays Capital Inc. as its agent, Crédit Agricole Corporate and Investment Bank, represented by Credit Agricole Securities (USA) Inc. as its agent, Citibank, N.A., Deutsche Bank AG, London Branch, through its agent Banco Santander, S.A., The Bank of Nova Scotia, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, HSBC Bank USA, National Association and Wells Fargo Bank, National Association (the “Option Counterparties”). In addition, on September 18, 2026, in connection with the initial purchasers’ exercise of their option to purchase additional Notes, CoreWeave entered into additional capped call transactions (the “Additional Capped Call Transactions” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Capped Call Transactions cover, subject to anti-dilution adjustments, the number of shares of CoreWeave’s Class A common stock that initially underlie the Notes. The Capped Call Transactions are expected generally to reduce the potential dilution to CoreWeave’s Class A common stock upon any conversion of the Notes and/or offset any potential cash payments CoreWeave is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap, based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is initially $199.70 per share, which represents a premium of 150.0% over the last reported sale price of CoreWeave’s Class A common stock of $79.88 per share on September 17, 2026, and is subject to certain adjustments under the terms of the Capped Call Transactions. The cost of the Capped Call Transactions was approximately $566.2 million.

The Capped Call Transactions are separate transactions, each between CoreWeave and the applicable Option Counterparty, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The above description of the Capped Call Transactions is a summary and is not complete. A copy of the Form of Base Capped Call Confirmation is filed as Exhibit 10.1 to this Current Report on Form 8-K, and a copy of the Form of Additional Capped Call Confirmation is filed as Exhibit 10.2 to this Current Report on Form 8-K, and the above summary is qualified in its entirety by reference to the terms of the Form of Base Capped Call Confirmation and Form of Additional Capped Call Confirmation set forth in such exhibits.

Item 3.02 Unregistered Sale of Equity Securities.

See Item 1.01 above, which is incorporated by reference herein.

The Notes were offered and sold to the initial purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act and the Notes were resold to persons reasonably believed to be qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act. The offer and sale of the Notes, the guarantees of the Notes and the shares of CoreWeave’s Class A common stock issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 8.01    Other Events.

On September 18, 2026, CoreWeave issued a press release announcing the pricing of the upsized offering of the Notes. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements concerning the offering, the expected use of proceeds from the offering, the Capped Call Transactions and the potential impact of the foregoing or related transactions on dilution to holders of CoreWeave’s Class A common stock or the market price of CoreWeave’s Class A common stock or the Notes. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “enables,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “will” or similar expressions and derivative forms and/or the negatives of those words. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that CoreWeave expects. These risks and uncertainties include market risks, trends and conditions. These risks and uncertainties are more fully described in CoreWeave’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in CoreWeave’s Quarterly Report on Form 10-Q for the fiscal year ended June 30, 2026, and subsequent reports that CoreWeave files with the Securities and Exchange Commission. In light of these risks, you should not place undue reliance on such forward-looking statements. Forward-looking statements represent CoreWeave’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. CoreWeave disclaims any obligation to update forward-looking statements.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of September 22, 2026, by and among CoreWeave, the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of 2.875% Convertible Senior Note due 2033 (included as Exhibit A to Exhibit 4.1).
10.1	Form of Base Capped Call Confirmation.
10.2	Form of Additional Capped Call Confirmation.
99.1	Press Release issued by CoreWeave, Inc. on September 18, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2026

COREWEAVE, INC.

By:	/s/ Michael Intrator
Name:	Michael Intrator
Title:	Chief Executive Officer